Exhibit 99.1

Conference call:	Wednesday, April 4, 2007 at 11:00 A.M. EST
Webcast / Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-888-687-3295 Dial pass code 4675575

EBIX 2006 NET INCOME RISES 38% TO A RECORD $6.0 MILLION,

OR $ 1.90 PER SHARE, ON A 21% REVENUE INCREASE

- Reports a Record Fourth Quarter with EPS of $0.53 -

ATLANTA, GA — April 2, 2006 — Ebix, Inc. (NASDAQ: EBIX), a leading international provider of software services and IT solutions to the insurance industry, today reported its financial results for the fourth quarter (Q4 ‘06) and year ended December 31, 2006.

Ebix’s 2006 fourth quarter revenue rose 50% to $9.28 million, compared to $6.16 million during fourth quarter of 2005. Q4 ‘06 net income rose 77% to $1.67 million, or $0.53 per diluted share, versus Q4 ‘05 net income of $0.94 million, or $0.30 per diluted share. Results for both 2006 and 2005 were based on 3.1 million weighted average diluted shares outstanding.

Ebix’s total revenue rose 21% to $29.25 million in 2006, compared to $24.1 million in 2005. Ebix’s operating income rose 44% to $6.71 million in fiscal 2006, compared to operating income of $4.65 million in fiscal 2005. In 2006, the Company’s net income rose 38% to $5.96 million, or $1.90 per diluted share, compared to net income of $4.32 million, or $1.37 per diluted share, in 2005.

In 2006, the Company’s basic earnings per common share rose to $2.15 as compared to basic earning per common share of $1.51 in 2005. Results for both 2006 and 2005 were based on 2.8 million weighted average basic shares outstanding.

Ebix President and Chief Executive Officer Robin Raina, commented, “2006 has been a record year for Ebix. The company’s diluted EPS for 2006 is the highest ever in its 31-year history. We are especially pleased with the sequential improvements quarter over quarter in the year 2006, both in terms of revenue and income.”

“During 2006, we strengthened our presence both in P&C and the life insurance exchange sectors. The company made forays into the Annuity exchange sector with its recent acquisition of Finetre. We grew our presence sizably in the International markets and started to deploy a new P&C exchange in Australia.”

Robin added, “While we are pleased with these results, we realize that these results are simply another step forward and not a destination by any means for us . In 2007, we intend to continue our efforts to position Ebix as an insurance services expert focused on providing end-to-end services and convergence.”

Mr. Raina concluded, “Our focus on growing the company organically will continue in the year 2007. With a strong balance sheet, we recommenced our proactive acquisition program early in 2006 and are excited by the opportunities we have identified and begun to evaluate so far.”

About Ebix

A CMMI 5 Company, Ebix, Inc. is a leading international supplier of software and e-commerce solutions to the insurance industry. Ebix provides a series of application software products for the insurance industry ranging from carrier systems, agency systems and exchanges to custom software development for all entities involved in the insurance and financial industries.

Ebix strives to work collaboratively with clients to develop innovative technology strategies and solutions that address specific business challenges. Ebix combines the newest technologies with its capabilities in consulting, systems design and integration, IT and business process outsourcing, applications software, and Web and application hosting to meet the individual needs of organizations.

With bases in Singapore, Australia, the US, New Zealand, India and Canada, Ebix employs insurance and technology professionals who provide products, support and consultancy to more than 3,000 customers on six continents. Ebix’s focus on quality has enabled its development unit in India to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model Integrated (CMMI). Ebix has also earned ISO 9001:2000 certification for both its development and call center units in India. For more information, visit the Company’s Web site at www.ebix.com.

Safe Harbor for Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward-looking statements and information that are based on Ebix management’s beliefs, as well as assumptions made by and information currently available to management. Ebix has tried to identify such forward looking statements by use of such words as “will,” “expects,” “intends,” “anticipates,” “plans,” “believes” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Ebix.com website and other new products and services can be successfully developed and marketed, the risks associated with any future acquisitions, and integrating recently completed acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, possible governmental regulation and/or other adverse consequences resulting from negative perception of the outsourcing of business processes to foreign countries, Ebix’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, Ebix’s ability to raise additional capital to finance future acquisitions and meet other funding needs, Ebix’s dependence on a few customers(including one that is Ebix’s largest stockholder), Ebix’s dependence on the insurance industry, the highly competitive and rapidly changing automation systems market, Ebix’s ability to effectively protect its applications software and other proprietary information, Ebix’s ability to attract and retain quality management, and software, technical sales and other personnel, the risks of disruption of Ebix’s Internet connections or internal service problems, the possible adverse effects of a substantial increase in volume of traffic on Ebix’s website, mainframe and other servers, possible security breaches on the Ebix website, the possible effects of insurance regulation on Ebix, the possible effects of the Securities and Exchange Commission’s investigation of Ebix’s financial reporting, and possible future terrorist attacks or acts of war. Certain of these, as well as other risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including Ebix’s quarterly report on Form 10-K for the year ended December 31, 2005. Except as expressly required by the federal securities laws, Ebix undertakes no obligation to update any such factors or any of the forward-looking statements contained herein to reflect changed circumstances or future events or developments or for any other reason.

(Financial tables follow)

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenue:

Services and other (Including revenues from related parties of $3,117, $3,762 and $3,551 respectively)	8,908	5,948	27,690	22,882
Software	$370	$218	$1,563	$1,218
Total revenue	9,278	6,166	29,253	24,100

Operating expenses:
Services and other costs	1,746	1,412	5,916	5,915
Product development	1,969	799	5,234	3,258
Sales and marketing	1,033	526	3,002	2,073
General and administrative	1,873	1,955	6,594	6,883
Amortization and depreciation	458	356	1,795	1,321
Total operating expenses	7,079	5,048	22,541	19,450
Operating income	2,199	1,118	6,712	4,650

Interest income	58	4	248	294
Interest expense	(200)	49	(309)	(308)
Foreign exchange gain (loss)	(22)	(78)	(6)	(20)

Income before income taxes	2,035	1,093	6,645	4,616
Income tax (expense) benefit	(362)	(149)	(680)	(294)

Net income	$1,673	$944	$5,965	$4,322

Basic earnings per common share	$0.60	$0.35	$2.15	$1.55
Diluted earnings per common share	$0.53	$0.30	$1.90	$1.38

Basic weighted average shares outstanding	2,802	2,736	2,768	2,789
Diluted weighted average shares outstanding	3,156	3,114	3,137	3,121

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Year Ended December 31,
	2006	2005	2004
Revenue:
Software	$1,563	$1,218	$869
Services and other (Including revenues from related parties of $3,117, $3,762 and $3,551 respectively)	27,690	22,882	19,114
Total revenue	29,253	24,100	19,983

Operating expenses:
Services and other costs	5,916	5,915	5,341
Product development	5,234	3,258	3,016
Sales and marketing	3,002	2,073	1,602
General and administrative	6,594	6,883	6,433
Amortization and depreciation	1,795	1,321	1,185
Total operating expenses	22,541	19,450	17,577
Operating income	6,712	4,650	2,406

Interest income	248	294	151
Interest expense	(309)	(308)	(222)
Foreign exchange gain (loss)	(6)	(20)	48

Income before income taxes	6,645	4,616	2,383
Income tax (expense) benefit	(680)	(294)	(143)

Net income	$5,965	$4,322	$2,240

Basic earnings per common share	$2.15	$1.55	$0.80
Diluted earnings per common share	$1.90	$1.38	$0.72

Basic weighted average shares outstanding	2,768	2,789	2,784

Diluted weighted average shares outstanding	3,137	3,121	3,104

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except for share amounts)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$5,013	$6,733
Accounts receivable, less allowance of $36 and $11	7,973	3,502
Other current assets	913	444
Total current assets	13,899	10,679
Property and equipment, net	2,183	1,488
Goodwill	23,129	12,204
Intangibles assets, net	7,856	3,293
Other assets	285	317
Total assets	$47,352	$27,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$10,000	$—
Accounts payable and accrued expenses	1,854	1,962
Accrued payroll and related benefits	1,549	1,450
Current portion of long term debt	1,006	969
Current portion of capital lease obligation	3	—
Current deferred rent	44	—
Deferred revenue	5,552	2,794
Total current liabilities	20,008	7,175
Long term debt, less current portion	934	1,844
Long term debt capital lease obligation, less current portion	9	—
Long term deferred rent	235	—
Redeemable common stock (0 shares issued and outstanding at December 31, 2006 and 157,728 outstanding at December 31, 2005, respectively) stated at redemption price	—	1,461

Stockholders’ equity:
Common stock, $.10 par value, 10,000,000 shares authorized, 2,857,178 issued and 2,848,288 outstanding at December 31, 2006 and 2,740,516 issued and outstanding at December 31, 2005	283	274
Additional paid-in capital	94,914	92,539
Treasury stock (8,890 shares repurchased as of December 31, 2006)	(148)	—
Accumulated deficit	(69,724)	(75,689)
Accumulated other comprehensive income	841	377
Total stockholders’ equity	26,166	17,501
Total liabilities and stockholders’ equity	47,352	$27,981

Ebix, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	5,965	4,322	2,240
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,795	1,321	1,185
Stock-based compensation	147	(15)	71
Restricted stock compensation	134	65	—
Provision for doubtful accounts	25	9	108
Changes in assets and liabilities:
Accounts receivable	(3,737)	(255)	(841)
Other assets	(361)	122	(99)
Accounts payable and accrued expenses	(277)	181	(49)
Accrued payroll and related benefits	(304)	(72)	25
Deferred revenue	763	(195)	170
Net cash provided by operating activities	4,150	5,483	2,810
Cash flows from investing activities:
Investment in Infinity	(3,049)	—	—
Investment in Finetre, net of cash acquired	(12,042)
Investment in LifeLink, net of cash acquired	—	—	(4,763)
Investment in Heart, net of cash acquired	—	—	(3,393)
Deferred rent	225	—	—
Capital expenditures	(537)	(484)	(366)
Net cash used in investing activities	(15,403)	(484)	(8,522)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance cost	—		2,977
Repurchase of stock guarantee	—	(2,700)	—
Proceeds from the line of credit	10,000		3,500
Payments on line of credit	—	(3,500)	—
Restricted cash		3,000	(3,000)
Repurchase of common stock	(148)	—	—
Payments of capital lease obligations	12	—	(73)
Proceeds from the exercise of stock options	779	131	82
Payments of long term debt	(873)	(960)	—
Net cash used in financing activities	9,770	(4,029)	3,486
Effect of foreign exchange rates on cash	(237)	(80)	154
Net change in cash and cash equivalents	(1,720)	890	(2,072)
Cash and cash equivalents at the beginning of the period	6,733	5,843	7,915
Cash and cash equivalents at the end of the period	$5,013	$6,733	$5,843

Supplemental disclosures of cash flow information:
Interest paid	$187	$177	$86
Income taxes paid	$524	$281	$386